Exhibit 99.1

Acadia Pharmaceuticals Provides Regulatory Update on

Supplemental New Drug Application for Pimavanserin for the Treatment of

Hallucinations and Delusions Associated with Dementia-Related Psychosis

- Conference call and webcast to be held today at 5:00 p.m. Eastern Time

SAN DIEGO March 8, 2021 – Acadia Pharmaceuticals Inc. (Nasdaq: ACAD) today announced that the Company received a notification from the U.S. Food and Drug Administration (FDA) on March 3, 2021, stating that, as part of its ongoing review of the Company’s supplemental New Drug Application (sNDA), the FDA has identified deficiencies that preclude discussion of labeling and post-marketing requirements/commitments at this time. The FDA stated that the notification does not reflect a final decision on the information under review.

The notification does not specify the deficiencies identified by the FDA and there has been no clarification by the FDA at this time. The Company plans to work with the FDA to learn the nature of the deficiencies and seek to resolve them. In July 2020, the FDA assigned a Prescription Drug User Fee Act (PDUFA) action date of April 3, 2021 for completion of its review of the sNDA.

Conference Call and Webcast Information

Acadia management will discuss today’s announcement via conference call and webcast at 5:00 p.m. Eastern Time. The conference call may be accessed by dialing 855-638-4820 for participants in the United States or Canada and 443-877-4067 for international callers (reference passcode 4153316). A telephone replay of the conference call may be accessed through March 15, 2021 by dialing 855-859-2056 for callers in the United States or Canada and 404-537-3406 for international callers (reference passcode 4153316). The conference call also will be webcast live on Acadia’s website, www.acadia-pharm.com under the investors section and will be archived there through April 8, 2021.

About Acadia Pharmaceuticals

Acadia is trailblazing breakthroughs in neuroscience to elevate life. For more than 25 years we have been working at the forefront of healthcare to bring vital solutions to people who need them most. We developed and commercialized the first and only approved therapy for hallucinations and delusions associated with Parkinson’s disease psychosis. Our late-stage development efforts are focused on dementia-related psychosis, negative symptoms of schizophrenia and Rett syndrome, and in early-stage clinical research we are exploring novel approaches to pain management, and cognition and neuropsychiatric symptoms in central nervous system disorders. For more information, visit us at www.acadia-pharm.com and follow us on LinkedIn.

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements include but are not limited to statements regarding the timing of future events. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval and commercialization. For a discussion of these and other factors, please refer to Acadia’s annual report on Form 10-K for the year ended December 31, 2020 as well as Acadia’s subsequent filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Acadia undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Important Safety Information and Indication for NUPLAZID® (pimavanserin)

Indication

NUPLAZID is indicated for the treatment of hallucinations and delusions associated with Parkinson’s disease psychosis.

Important Safety Information

WARNING: INCREASED MORTALITY IN ELDERLY PATIENTS WITH DEMENTIA-RELATED PSYCHOSIS

•	Elderly patients with dementia-related psychosis treated with antipsychotic drugs are at an increased risk of death.

•	NUPLAZID is not approved for the treatment of patients with dementia-related psychosis unrelated to the hallucinations and delusions associated with Parkinson’s disease psychosis.

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Contraindication: NUPLAZID is contraindicated in patients with a history of a hypersensitivity reaction to pimavanserin or any of its components. Rash, urticaria, and reactions consistent with angioedema (e.g., tongue swelling, circumoral edema, throat tightness, and dyspnea) have been reported.

•	Warnings and Precautions: QT Interval Prolongation

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NUPLAZID prolongs the QT interval. The use of NUPLAZID should be avoided in patients with known QT prolongation or in combination with other drugs known to prolong QT interval including Class 1A antiarrhythmics or Class 3 antiarrhythmics, certain antipsychotic medications, and certain antibiotics.

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NUPLAZID should also be avoided in patients with a history of cardiac arrhythmias, as well as other circumstances that may increase the risk of the occurrence of torsade de pointes and/or sudden death, including symptomatic bradycardia, hypokalemia or hypomagnesemia, and presence of congenital prolongation of the QT interval.

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Adverse Reactions: The common adverse reactions (≥2% for NUPLAZID and greater than placebo) were peripheral edema (7% vs 2%), nausea (7% vs 4%), confusional state (6% vs 3%), hallucination (5% vs 3%), constipation (4% vs 3%), and gait disturbance (2% vs <1%).

•	Drug Interactions:

•	Coadministration with strong CYP3A4 inhibitors (e.g., ketoconazole) increases NUPLAZID exposure. Reduce NUPLAZID dose to 10 mg taken orally as one tablet once daily.

•	Coadministration with strong or moderate CYP3A4 inducers reduces NUPLAZID exposure. Avoid concomitant use of strong or moderate CYP3A4 inducers with NUPLAZID.

Dosage and Administration

Recommended dose: 34 mg capsule taken orally once daily, without titration.

NUPLAZID is available as 34 mg capsules and 10 mg tablets.

Please read the full Prescribing Information including Boxed WARNING.

Media Contact:

Acadia Pharmaceuticals Inc.

Stephanie Fagan

(858) 212-0534

media@acadia-pharm.com

Investor Contact:

Acadia Pharmaceuticals Inc.

Mark Johnson, CFA

(858) 261-2771

ir@acadia-pharm.com